SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2009

MAPLE MOUNTAIN PUMPKINS AND AGRICULTURE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52964	84-1426364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

706 Rildah Circle, Kaysville, Utah	84037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(801) 628-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01

Entry into a Material Definitive Agreement

On March 2, 2009, we entered into an Agreement Concerning the Exchange of Securities (the “Exchange Agreement”) dated March 2, 2009, by and among Maple Mountain Pumpkins and Agriculture, Inc. (the “Company”), Nouveau Educational Systems, Inc. (“Nouveau”), and its shareholders, in which we have agreed to issue 21,899,000 shares of our Common Stock in exchange for all of the outstanding stock of Nouveau.  The exchange rate for the issuance of our shares will be one-for-one.  In the event that Nouveau shall issue additional shares prior to closing, we have agreed to issue up to an additional 1,101,000 shares at closing in exchange for these additional shares.  We have also agreed to create a series of preferred stock and to issue 3,934,517 shares of the newly created series in a one-for-one exchange for all of the outstanding Nouveau Series A Preferred Stock at closing.  The preferred shares will be convertible into our Common Stock based upon a purchase price of $1.00 per share.   We will also adopt an equity compensation plan and assume all of the then outstanding Nouveau options and substitute them for options to acquire shares of our Common Stock at the rate of one for one.  At closing it is anticipated that Nouveau will have outstanding options to purchase 4,500,000 common shares.

Pursuant to the Exchange Agreement, we will complete a “reverse merger” in which Nouveau will acquire a controlling number of shares of the Company, we will acquire all of the outstanding stock of Nouveau, and Nouveau will become a wholly owned subsidiary of our Company.  Upon completion of the transaction, we will adopt and continue implementing Nouveau’s business plan.  Further, upon completion of the merger, our sole director, who is also our President, Secretary, and Treasurer, will resign and the current officers and directors of Nouveau will be appointed officers and directors of the Company.  The closing of the Exchange Agreement is expected to take place on or before April 1, 2009.   At that time, using funds furnished by Nouveau, we will also acquire and cancel 25,000,000 shares of our Common Stock owned by Mr. Ken Edwards, our President, Secretary, and Treasurer, and by Joseph Nemelka.

Nouveau, doing business as Piccolo International University, is an online provider of postsecondary education services focused on delivering associates, bachelors and masters degrees to adult students.  The programs focus on niche markets such as digital marketing, real estate investing, small business management and construction management.  By focusing on emerging fields that are not already well served in the higher education space, Nouveau is positioned to separate itself from the growing field of competitors in the online arena.

On a fully diluted basis, our shareholders at closing will own approximately 4% of our common stock immediately following closing.  The common shareholders of Nouveau, as well as the holders of outstanding options and convertible preferred stock, but excluding any addition shares which may be issued prior to closing, will own or have the right to acquire approximately 96% of the post-closing company’s outstanding shares (as converted).

We and Nouveau have made customary representations, warranties and covenants in the Exchange Agreement.  The closing of the transaction is subject to customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maple Mountain Pumpkins and Agriculture, Inc.

Date:  March 6, 2009

By /s/ Ken Edwards

     Ken Edwards, President

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